SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2008

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York (Address of principal executive offices)	12540 (Zip code)

Registrant’s telephone number, including area code: (845) 454-3703

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMAND SECURITY CORPORATION
FORM 8-K
CURRENT REPORT

TABLE OF CONTENTS

Page

Item 1.01 Entry into a Material Definitive Agreement	3

Item 9.01 Financial Statements and Exhibits	3

Signature	4

Item 1.01  Entry into a Material Definitive Agreement.

The registrant’s payroll and operations have been, and continue to be, financed in part by a commercial revolving loan arrangement and letter of credit sub-line (the “CIT Credit Facility”) with CIT Group/Business Credit, Inc. (“CIT”). As previously disclosed in the registrant’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, the CIT Credit Facility was scheduled to mature on December 31, 2008, and the registrant had been considering an offer from CIT to extend the maturity date. On November 24, 2008, registrant and CIT agreed to amend the CIT Credit Facility (the “Amendment”) to extend the maturity date of the CIT Credit Facility to March 31, 2009, subject, under certain circumstances, to the payment by the registrant of certain fees to CIT and an increase in the applicable interest rates. The Amendment provides the registrant with additional time to evaluate preliminary terms and conditions of a replacement credit facility that several financial institutions have proposed to the registrant, that would provide for borrowings by the registrant of up to $20,000,000 in the aggregate. The registrant makes no assurance as to its ability to successfully negotiate and complete a replacement credit facility with another financial institution prior to the expiration of the CIT Credit Facility on favorable terms, or at all. If the registrant does not obtain a replacement credit facility that provides it with sufficient available financing prior to the expiration of the CIT Credit Facility, its business, financial condition and results of operations are likely to be materially and adversely affected. A copy of the amendment to the CIT Credit Facility is included with this Current Report as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

10.1
Fifth Amendment to Amended and Restated Financing Agreement dated as of November 24, 2008, by and between Command Security Corporation, Rodgers Police Patrol, Inc., Strategic Security Services, Inc. and The CIT Group/Business Credit, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2008

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
Name: Barry Regenstein
Title: President and Chief Financial Officer